                              REGISTRATION NOS.


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM S-8/A

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              TASTY FRIES, INC.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


            Nevada                                   65-0259052
            ------                                -------------
(State or other jurisdiction of                   (IRS Employer
incorporation or organization)                     identification nos.)

             650 Sentry Parkway, Suite One, Blue Bell, PA 19422
             --------------------------------------------------
                  (address of principal executive offices)


                STOCK GRANTS AUTHORIZED BY BOARD OF DIRECTORS
                ---------------------------------------------
                            (Full title of plan)



      Edward C. Kelly, 650 Sentry Parkway, Ste. 1, Blue Bell, PA 19422
                                610 941 2109
                                ------------
           (Name, address and telephone nos. of agent for service)

                       Calculation of Registration Fee


                                      Proposed        Proposed
                                      Maximum         Maximum
Title of Securities  Amount to be  Offering Price    Aggregate        Amount of
 to be Registered     Registered     Per Share     Offering Price  Registration Fee
-----------------------------------------------------------------------------------
Common Stock           444,315          $.50          $222,158           $100


SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Blue Bell, State of Pennsylvania this 17th day of May, 1999.

TASTY FRIES, INC.

by: /s/ Edward C. Kelly
    -------------------
    Edward C. Kelly, President
    Principal Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and of the dates indicated.



/s/ Edward C. Kelly                          Date: May 17, 1998
-------------------
Edward C. Kelly, Director

/s/ Leonard Klarich                          Date: May 17, 1998
-------------------
Leonard Klarich, Director

/s/ Jurgen Wolf                              Date: May 17, 1998
---------------
Jurgen Wolf, Director

/s/ Ian Lambert                              Date: May 17, 1998
---------------
Ian Lambert, Director

/s/ Kurt Ziemer                              Date: May 17, 1998
---------------
Kurt Ziemer